Exhibit 10.7

    AGREEMENT

BETWEEN

STARBRIDGE GLOBAL INC.
(Formerly Southland Financial Inc.)

AND

DAVID TURIK

THIS AGREEMENT is made on the 21st day of March, 2001.

BETWEEN:

    StarBridge Global Inc. (formerly Southland Financial Inc.)

    2/25 Prospect Street

    Box Hill Victoria 3128

    Australia

    ("the Company"); and

    David Turik

    3 Araluen Place

    BAYVIEW NSW 2104

    Australia

    ("Turik");

WHEREBY IT IS AGREED as follows:

1.
Turik has made available two million (2,000,000) free trading shares of the Company's common stock ("Collateral Stock") as collateral for a loan from Tricorp Group Incorporated ("Tricorp") of 2250 Glades Road, Second Floor, Boca Raton, Florida 33431, United States of America for the amount of US$500,000.

2.
Turik has agreed to make the above loan funds available for the use of the Company.

3.
In consideration of the above the Company will issue to Turik three million (3,000,000) restricted shares of the Company's common stock (such issuance to be subject to all applicable securities laws).

4.
The following Agreements are attached by way of schedules to this Agreement:

a.
Collateral Loan Agreement (Schedule 1)

b.
Promissory Note (Schedule 2)

c.
Intermediary Consulting Agreement (Schedule 3)

5.
The Company hereby assumes responsibility for Turik's obligations under each of the Agreements referred to in clause 4 above.

6.
The Collateral Stock will immediately become the property of the Company when the three million restricted shares are conveyed to Turik, and will remain the property of the Company when such shares are no longer held as collateral by Tricorp.

    IN WITNESS WHEREOF this Agreement has been executed on the day and year first above written.

STARBRIDGE GLOBAL INC. (formerly Southland Financial Inc.)
Signature:	/s/ ROBERT TALBOT-STERN	Date:	3/24/2001

Name:	Robert Talbot-Stern, Director
Signature:	/s/ WILLIE LO	Date:	5/1/2001

Name:	Willie Lo, Director

1

Signature:	/s/ MAURICE FINK	Date:	3/21/2001

Name:	Maurice Fink, Director
Signature:	/s/ MARTIN DOUGHERTY	Date:	5/1/2001

Name:	Martin Dougherty, Director
Signature:	/s/ LARRY SMITH	Date:	5/2/2001

Name:	Larry Smith, Director
b. DAVID TURIK
Signature:	/s/ DAVID TURIK	Date:	5/1/2001

2

Schedule 1—Collateral Loan Agreement

COLLATERAL LOAN AGREEMENT
For Loan No. 000-STBR-TGI16

This Collateral Loan Agreement (the "Agreement"), dated this 14th day of December, 2000, is entered into between David A. Turik, an individual, with an address at 25 Prospect Street, Suite #2, Box Hill, Vic 3128, Australia, (the "BORROWER") and TRICORP GROUP INCORPORATED, a Delaware corporation (the "LENDER") represented by Charles J. Kerns, Sr., President, with a principal address at 2250 Gtades Road Second Floor, Boca Raton, Florida 33431.

    This Agreement supplants In Its entirety any and all earlier Agreements between the parties.

    In consideration of the mutual covenants herein contained, and intending to be legally bound hereby, the parties agree as follows:

1.  LOAN STRUCTURE

  a.
  Subject to the terms and conditions hereinafter set forth, the LENDER agrees to advance five hundred United States dollars ($500,000.00 USD) on two million (2,000,000) shares of free trading Starbridge Global, Inc. stock, CUSIP #844450 with symbol STBR (the "STOCK").

  b.
  LENDER will advance funds under the Loan to the BORROWER in two payments:

  1)
  The first loan advance for fifty percent (50%) of the Loan amount will be made within five (5) business days of the later of the delivery of the STOCK (refer to DELIVERY INSTRUCTIONS ATTACHMENT) into the LENDER'S account and the corollary documents, or execution of this Agreement; and

  2)
  The second and final loan advance for the other fifty percent (50%) of the Loan amount will be made within five (5) business days of the date of the first payment.

  c.
  The BORROWER's obligation to repay the advance shall be evidenced by a promissory note in the form of Exhibit A attached hereto (the "NOTE"). The NOTE shall be executed by BORROWER and delivered to the LENDER via courier upon notification by the LENDER that good funds are available to advance the Loan.

  d.
  To secure its obligations under the Loan, BORROWER hereby grants LENDER a Security Interest in the STOCK. The STOCK shall be held by the LENDER for the duration of the Loan.

  e.
  LENDER will issue a safekeeping receipt guaranteeing the return of the STOCK upon repayment of the credit line without any liens or encumbrances.

  f.
  The credit line may be used to arbitrage cash; but, if so, an amount will be invested to insure the availability of funds to repay the credit line at all times.

  g.
  Return of the STOCK is subject to repayment of the Loan Principal and accrued interest and is forfeited if there is an Event of Default as specified in the NOTE.

  h.
  In addition to the share certificate(s), the BORROWER will deliver a "blank" stock power, one for each certificate, with medallion signature guarantee, a corporate resolution, and requisite corollary documents to complete the transaction.

  i.
  All parties understand and agree that should the STOCK Garry the 144 legend that it is subject to a Rule 144 restriction and legend as well as a "hold back" restriction under a subscription agreement which is also legended on the share certificate(s). However, it has been represented that there are no other restrictions, whether legended or not, that apply to the STOCK.

  j.
  This Agreement, the NOTE, and the other documents specified in this section constitute the "LOAN DOCUMENTS."

2.  LOAN DISBURSEMENTS

  a.
  The Loan will be disbursed in two payments as discussed in "LOAN STRUCTURE #1b."

  b.
  All loan proceeds shall be wired directly to the BORROWER based on wiring instructions provided by the BORROWER to the LENDER, without offset of any charges, expenses, commissions, or other deductions, other than the agreed upon fees.

  c.
  Loan proceeds shall be immediately available funds for the BORROWER.

  d.
  The delivery of the NOTE to LENDER shall be a Condition Precedent to advancement of the funds by the LENDER.

  e.
  In the event the LENDER does net make the Loan advance, the BORROWER's sole and exclusive remedy shall be to demand an immediate return of any Certificate(s), Stock Power(s) and the NOTE. LENDER shall comply within five (5) business days.

3.  PROMISSORY NOTE

  a.
  The STOCK pledged under this Agreement will be held as collateral as long as there is any principal or interest outstanding under the NOTE.

  b.
  Upon satisfaction of all principal and interest under the NOTE, the LENDER will deliver any LOAN DOCUMENTS, other than the LENDER's copy of the Agreement, including any Certificates, Stock Powers or other documents related to the STOCK to the BORROWER.

  c.
  The LENDER shall give written notice of any Loan default to the BORROWER in accordance with this Agreement and then may sell, assign, hypothecate, or otherwise dispose of the STOCK as provided in the NOTE.

  d.
  The LENDER accepts no responsibility for the value obtained through the disposition of the STOCK under any lawful means; however, any value obtained in excess of the default amount, including reasonable attorney's fees, and costs of disposing of such collateral, shall be returned to the Borrower.

  e.
  The STOCK shall constitute the entire collateral used to procure the Loan, and the LENDER shall be limited to liquidation of the STOCK upon an Event of Default as defined in the NOTE to the extent necessary to satisfy the default.

  f.
  The LENDER shall have no other recourse to other assets, guarantees, or assignments of interest of the BORROWER, i.e., this Loan is "non-recourse" as to any assets of the Borrower, other entity, or individual beyond the STOCK.

4.  LOAN CLOSING

    The Closing shall take place on the later of trio delivery of an executed Agreement or the receipt of the STOCK and all other forms in the account designated by the LENDER.

5.  USE OF STOCK

  a.
  The STOCK shall be used as collateral to establish a line of credit through the credit facility provider. The STOCK will not be otherwise encumbered in any other manner while on deposit as collateral for Ibis Loan.

  b.
  While the STOCK is on deposit, BORROWER shall retain all voting and dividend rights incident to its ownership, except for cash or stock dividends in excess of the Loan Amount.

  c.
  The Stock shall remain on deposit in the LENDER's account at all times unless returned directly to the BORROWER under the Agreement, or to the LENDER due to an Event of Default as defined in the Note.

  d.
  The credit line may be used to arbitrage cash, i.e. lease a multiple of the credit line; but, in all cases, sufficient cash shall be invested in a risk free manner to enable repayment of the credit line to allow release of the STOCK at any time.

  e.
  The LENDER warrants and represents that the STOCK will not be used in any manner other than as collateral; and, that it will not be subject to any other liens or encumbrance, other than its use as collateral to establish the initial credit line; and, the LENDER accepts full and complete responsibility for return of the STOCK upon satisfaction of the Loan by the BORROWER.

6.  BORROWER'S REPRESENTATIONS AND WARRANTIES

    In order to induce the LENDER to advance funds against the NOTE, the BORROWER makes the following representations and warranties to the LENDER, which representations and warranties shall be unaffected by any investigation heretofore or hereafter made by LENDER and shall survive the closing of the transactions contemplated hereby:

  a.
  BORROWER has all requisite power and authority to enter into this Agreement and the other LOAN DOCUMENTS, including, without limitation, the NOTE, and to carry out the transactions contemplated hereby.

  b.
  BORROWER warrants and represents that it is not now insolvent, bankrupt, or contemplating bankruptcy; or, that there are no bankruptcy or undisclosed material claims filed or threatened against BORROWER, whether judged with or without merit by the BORROWER, or aware of other impediments to the sale or transfer of the STOCK.

  c.
  The execution and delivery of this Agreement, the NOTE and the other LOAN DOCUMENTS and instruments to be executed and delivered by the BORROWER are not subject to any authorization not herein contemplated, subject to recall, restriction on voting, use, or other limitations.

  d.
  The Agreement constitutes, and when executed and delivered, the NOTE and other LOAN DOCUMENTS, will constitute valid binding agreements of the BORROWER, enforceable in accordance with their respective terms, except such as may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally.

  e.
  Neither the execution and delivery of this Agreement, the NOTE or the other LOAN DOCUMENTS and Instruments to be executed and delivered by BORROWER pursuant hereto, nor the consummation by BORROWER of the transactions contemplated hereby, will require any authorization, consent, approval, exemption or other action by, or notice to, any governmental entity except as specifically provided herein.

  f.
  BORROWER has no material tax deficiencies, federal, state, foreign, county, local and other, which would or could affect the solvency, financial status of, or otherwise compromise BORROWER in its ability to transfer the STOCK.

  g.
  To the best of its knowledge, the information supplied by BORROWER to the LENDER (verbally and in writing) contained no untrue statement of material fact or omits or shall omit a material fact, which would make such statements misleading. All statements and information contained in any certificate, instrument, schedule or document delivered by BORROWER shall be deemed representations and warranties made by BORROWER.

7.  CONDITIONS PREDEDENT TO LENDER'S OBLIGATIONS

    The obligation of LENDER to consummate the transactions contemplated hereby is subject to the satisfaction of the following conditions (Any one or more of which may be waived by LENDER):

  a.
  BORROWER will have performed all obligations and complied with all conditions required to be performed or complied with by BORROWER at or prior to the Closing.

  b.
  The representations and warranties of BORROWER made herein shall be true and correct in all material respects as of the Closing.

  If any of the conditions contained in this paragraph shall not have been satisfied (or waived), then LENDER may cancel and terminate this Agreement.

8.  AMENDMENT AND WAIVER

    This Agreement may be amended, or the terms hereof waived, only in writing executed by the parties sought to be changed thereby.

9.  NOTICES

    All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered by hand or facsimile transmission or if deposited with a recognized overnight delivery service (with receipt) addressed as follows:

If to LENDER at:	2250 Glades Road Second Floor Boca Raton, Florida 33431 ATT: Charles J. Kerns, Sr.
If to BORROWER at:	25 Prospect Street, Suite #2 Box Hill, Vic 3128 Australia ATT: David A. Turik

  or, at such other address as may hereafter be designated by a party by notice given hereunder.

10.  GOVERNING LAW

    This Agreement shall be governed by the laws of the State of Delaware without regard to any provisions for conflicts of law.

11.  BINDING EFFECT

    This Agreement binds, and shall inure to the benefit of, the parties and their respective successors and assigns.

12.  COUNTERPARTS AND FACSIMILE SIGNATURES

    This Agreement may be signed in any number of counterparts, each of which shall be deemed an original but together one and the same document. The parties agree that facsimile signatures shall be deemed an original.

13.  ENTIRE AGREEMENT

    This Agreement and the other LOAN DOCUMENTS constitute the entire agreement of the parties with respect to the subject matter hereto and supersedes any prior or contemporaneous understandings or agreements.

14.  TIME OF ESSENCE

    Time is specifically declared to be of the essence in the performance by BORROWER and LENDER of their respective duties and responsibilities under this Agreement.

15.  ATTORNEYS' FEE

    If any legal action is brought for the enforcement of any of the provisions in this Agreement, or because of an alleged dispute, breach, default, or misrepresentation, the prevailing party or parties shall be entitled to recover its or their actual attorneys' fees and other costs incurred in the action, and in addition to any other relief that may be granted by the court.

    IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties have executed this Agreement as of the day and year first above written.

By the LENDER:	Witness/Attest:
TRICORP GROUP INCORPORATED
/s/ CHARLES J. KERNS, SR.		/s/ GINGER GRISSOM

Charles J. Kerns, Sr., President	By:	Ginger Grissom

By the BORROWER:	Witness/Attest:
/s/ DAVID A. TURIK		/s/ TONY AYRISTE

David A. Turik	By:	Tony Ayriste

(1)  Schedule 2—Promissory Note

EXHIBIT A

PROMISSORY NOTE

Principal Amount: $500,000.00 USD	Dated: December 14, 2000
Maturity Date: December 14, 2001	Loan #: 000-STBR-TGI16
SS#:

    For value received, David A. Turik, an individual, with an address at 25 Prospect Street, Suite #2, Box Hill, Vic 3128, Australia, (the "MAKER") promises to pay TRICORP GROUP INCORPORATED, (together with all subsequent holders in due course) at principal address at 2250 Glades Road Second Floor, Boca Raton, Florida 33431 (the "HOLDER"), the principal sum of five hundred thousand United States dollars ($500,000.00 USD) for the total of two million (2,000,000) shares of Starbridge Global, Inc. (symbol STBR) stock with interest from the date hereof at the rate of nine point five zero percent (9.50% or .0950) simple interest per annum on the terms hereinafter set forth.

    This Promissory Note (the "NOTE") is issued under the terms of a Collateral Loan Agreement (the "AGREEMENT") dated as of December 14th, 2000 between MAKER and HOLDER, or as amended from time to time by written agreement signed by both these parties, the terms of which are incorporated herein by reference.

1.  PAYMENT TERMS

    PRINCIPAL

  a.
  The loan period is for one (1) year.

  b.
  The loan period can be extended with the approval of the HOLDER.

    INTEREST

  a.
  Interest is due each month in arrears.

  b.
  Interest is calculated by dividing the total interest for one year by 12.

    All amounts are stated and payable in United States Dollars.

2.  NO DEDUCTION OR SET-OFF

    The principal and interest shall be payable without set-off or deduction, unless specifically added by addendum to this NOTE, at the address of the HOLDER set forth in the heading hereof, or at such other place as HOLDER may designate in writing.

3.  PREPAYMENT

  a.
  The MAKER may prepay any and all principal at any time with no fees or penalties.

  b.
  If loan is prepaid, all interest stops as of the date of prepayment.

4.  EVENTS OF DEFAULT

    The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder:

  a.
  MAKER shall have made an assignment for the benefit of creditors or composition with creditors; or is unable or admits in wiring its inability to pay its debts as they mature; or any proceeding relating to MAKER under any bankruptcy, bankruptcy reorganization, arrangement, readjustment, readjustment or debt, receivership, dissolution liquidation law or statute of any jurisdiction, whether now or hereafter in effect is commenced by or against MAKER; or

  b.
  Any representation or warranty made by MAKER in the AGREEMENT shall be false or misleading in material respect; or

  c.
  MAKER shall breach or fail to take any actions required, obligated, or necessary to maintain or fulfill the AGREEMENT; or

  d.
  MAKER shall fail to make a timely interest payment or principal repayment. "Timely" shall mean within ten (10) calendar days of when it was due.

5.  ACCELERATION AND REMEDIES

    Should any Event of Default occur hereunder, then HOLDER, at its option and without notice to MAKER, unless expressly required elsewhere, may declare immediately due and payable the entire unpaid balance of principal and all other sums due by MAKER hereunder with interest accrued thereon at the Default Rate as set forth herein; and, payment thereof may be enforced by liquidating the collateral. "Liquidation" shall mean the HOLDER may dispose of the Stock by any means to satisfy the MAKER's obligation. "Dispose of the Stock by any means" includes: sale, assignment, hypothecation, transfer, or any other method. If HOLDER employs counsel to enforce this NOTE to ensure title and liquidation of the collateral, such cost shall be taken out of any proceeds obtained in such liquidation. HOLDER, after deducting said interest, late fees, principal repayment amount, legal charges, other costs associated with the liquidation, or other costs shall refund any excess monies to the MAKER. "Monies" shall be interpreted strictly as cash receipts realized by the HOLDER. The definition shall not include non-monetary benefits, credit lines, or other benefits which the HOLDER may enjoy from deployment of such collateral.

    Any collateral held under the Collateral Loan Agreement may be sold, assigned, hypothecated, or otherwise disposed of upon the occurrence of an Event of Default to recover amounts enumerated above.

    The HOLDER accepts no liability as to price, purchaser, or other considerations in the disposition of such collateral and the MAKER waives any right through arbitration or legal remedy to seek to make HOLDER accountable for such.

6.  NON-RECOURSE

    The HOLDER acknowledges the sufficiency of the collateral, i.e., the Stock, as adequate end sufficient for the principal amount advanced to the MAKER and the HOLDER is precluded and estopped from making any and all claims against the MAKER for other assets, guarantees, or actions against any individual, corporation or entity for recovery of any amounts owed to the HOLDER, except in the fraudulent inducement, incomplete conveyance of the Stock such that the HOLDER, after an Event of Default, is unable to liquidate such Stock, or, material misrepresentations and invalid warranties of the MAKER which caused the HOLDER to enter into the transaction.

7.  CONSENT TO WAIVERS

    MAKER and all endorsers, sureties, and guarantors consent to any and all extensions of time, renewals, waivers or modifications that may be granted by HOLDER with respect to the payment or other provisions of this NOTE, and to release of the collateral or any part thereof, with or without substitution.

8.  PARTIAL INVALIDITY

    If any provision of this NOTE is held to be invalid or unenforceable by a court of competent jurisdiction, the other provisions of this NOTE shall remain in full force and effect and shall be liberally construed in favor of HOLDER in order to effect the provision of this NOTE.

    In addition, in no event shall the rate of interest exceed the maximum rate of interest permitted to be charged by applicable law (including the choice of law rules) and any interest paid in excess of the permitted rate shall be refunded to MAKER. Such refund shall be made by application of the excessive amount of interest paid against any sums outstanding and shall be applied in such order as HOLDER may determine. If the excessive amount of interest paid exceeds the sums outstanding, the portion exceeding the said sums outstanding shall be refunded in cash by HOLDER. MAKER agrees, however, that in determining whether or not any interest payable under this NOTE exceeds the highest rate permitted by law, any non-principal payment, including without limitation prepayment fees and late charges, shall be deemed to the extent permitted by law to be an expense, fee, premium or penalty rather than interest.

9.  WAIVER BY HOLDER

    HOLDER shall not be deemed, by any act of omission or commission, to have waived any of its rights or remedies hereunder unless such waiver is in writing and signed by HOLDER, and then only to the extent specifically set forth in the writing. A waiver on one event shall not be construed as continuing or as a bar to or waiver of any right or remedy to a subsequent event.

10.  GOVERNING LAW

    This instrument shall be governed by and construed according to the laws of the State of Delaware.

11.  PARTIES

    Whenever used, the singular number shall include the plural, the plural the singular, the use of any gender shall be applicable to all genders, and the word "HOLDER" and "MAKER" shall be deemed to include the respective successors and assigns of HOLDER and MAKER.

    IN WITNESS WHEREOF, MAKER has hereby executed this NOTE on the day and year first above written.

DAVID A. TURIK (MAKER)	Attest:
/s/ DAVID A. TURIK		/s/ TONY AYRISTE

David A. Turik	By:	Tony Ayriste

(2) Schedule 3—Intermediary Consulting Agreement

INTERMEDIARY CONSULTING AGREEMENT

    The purpose of this agreement is to formalize the relationship and responsibilities of David Turik ("DT") located at 25 Prospect St., Suite 2, Box Hill, Vic 3128, Australia, and New Millennium Financial Corp. ("NMFC"), located at 150 West 96th St., New York, NY 10025, for the purpose of providing and making a good faith and "best efforts" attempt to identify a lender/buyer and assist in the negotiations of the funding arrangements for a loan against the shares of Starbridge Global ("STBR"), owned by DT. NMFC does not guarantee such funding nor make a "firm commitment" of funding to DT. Whereas NMFC has developed direct and/or indirect relationships with potential buyers, sponsors, lenders, investors and/or their representatives, and wishes to represent DT and agrees to use its "best efforts" on a non-exclusive basis, to perform the duties specified in this Agreement in locating an acceptable lender/buyer for the above project.

    DT promises and irrevocably agrees to pay NMFC in good funds, United States Dollars by an irrevocable pay order via a Bank wire transfer, without protest, only upon closing and initial funding, a successful efforts fee equal to ten percent (10%) of the total gross amount of the line of credit or committed amount, of any loan, stock loan, purchase price and/or credit facility obtained from a financier, lender or buyer for DT's collateral. This successful efforts fee shall be due and payable for any and all transactions consummated with contacts and/or sources identified to DT by NMFC and/or obtained, referred or arranged through a third party by NMFC on behalf of DT. DT agrees to execute all documents that are commercially reasonable and which do not violate any other contract, agreement and/or laws to which DT is subject. DT agrees to submit along with the closing documents an appropriate irrevocable "Pay Order" to be supplied by NMFC, to cover the fees due NMFC which will be paid at closing from the funding proceeds. This agreement shall authorize any such lender to pay NMFC from such funding proceeds.

    DT and or (persons) hereby holds harmless and indemnifies NMFC and its agents against all reasonable costs, expenses, claims, damages, judgments, including attorney fees and court, costs, arising from litigation related to this transaction, other than litigation between DT and NMFC m which DT prevails. Regardless of the geographical location of any parties to this transaction, it is expressly understood and agreed upon by the Company that any dispute arising out of the terms and conditions of this Agreement, or proceedings, shall be litigated in, New York City, at a mutually agreed upon place and time. This agreement shall be deemed entered into in the State of New York and shall be construed to be in accordance with and, governed by the laws of such state.

    DT agrees that, in the event of a closing not being consummated for conditions reasonably beyond the control of NMFC, to hold NMFC legally and financially harmless for said failure. DT reserves the right to accept or reject any purchase and/or loan at the sole discretion of the DT. If any portion of this Agreement is declared to be invalid by a tribunal having said jurisdiction, such decision should not affect the remaining portion hereof, which shall remain in full force and effect.

    This Agreement contains the entire understanding and agreement between both parties with respect to the aforesaid consulting services, and supersedes and terminates any prior written and/or oral agreements between both parties. This Agreement may be modified only by written modification, when signed by both parties and shall be binding upon both parties which shall include any company, firm, partnership, corporation, employee, heir, successor, representative, association, group and/or assignee of which either party may be affiliated, now or in the future. This Agreement may be executed in any number of counterparts with the same effect as if all parties hereto have signed the same document. All counterparts shall be construed together and shall constitute one agreement. Having read the foregoing statement, I do hereby certify that I understand and agree to abide by and honor all the said terms and conditions of this Agreement as set forth.

    PLEASE DATE AND SIGN YOUR NAME BELOW. RETAIN A COPY FOR YOURSELF AND RETURN THE SIGNED DOCUMENTS TO BEGIN PROCESSING. FACSIMILE SIGNATURE ACCEPTED AS ORIGINAL.

	David A. Turik		New Millennium Financial Corp.
BY:		BY:

NAME:		NAME:

TITLE:		TITLE:

DATE:		DATE: